HUBBELL INCORPORATED

POWER OF ATTORNEY TO SIGN REPORTS ON FORMS 4 AND
5


		KNOW ALL MEN BY THESE PRESENTS, that the undersigned in his capacity as set forth below, hereby constitutes and appoints RICHARD W. DAVIES and JOHN F. MULVIHILL, and each of them severally, his true and lawful attorneys and agents with power to act with or without the other to execute on behalf of the undersigned Reports on Form 4 or Form 5, and any amendments thereto, filed under Section 16(a) of the Securities Exchange Act of 1934 and relating to securities of Hubbell Incorporated. This Power of Attorney shall continue in full force and effect until any recipient hereof receives an instrument executed by the undersigned terminating it.


		IN WITNESS WHEREOF, the undersigned has subscribed these presents this eighteenth day of February, 2002.




	/s/William T. Tolley

	   William T. Tolley
	   Senior Vice President & Chief Financial
Officer